UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) December 5, 2006

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On December 5, 2006, the Company issued a press release reporting fiscal fourth quarter 2006 and fiscal year results for the period ended October 29, 2006. A copy of the press release is attached to this 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 5, 2006.

99.2	Slides #1 and #2 provided for conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE December 6, 2005	BY	/s/ Sean T. Smith
Sean T. Smith
Senior Vice President and Chief Financial Officer

PHOTRONICS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	October 29 2006	October 30 2005	October 29 2006	October 30 2005

Net sales	$115,297	$111,793	$454,875	$440,770
Costs and expenses:
Cost of sales	79,166	76,660	307,851	295,649
Selling, general and administrative	15,777	14,293	62,215	54,295
Research and development	4,353	8,350	27,337	32,152
Consolidation, restructuring and related charges	2,423	—	15,639	—

Operating income	13,578	12,490	41,833	58,674
Other income (expense), net	(739)	(200)	3,553	(3,329)

Income before income taxes and minority interest	12,839	12,290	45,386	55,345
Income tax provision	1,139	2,010	10,462	10,058

Income before minority interest	11,700	10,280	34,924	45,287
Minority interest	(1,881)	(1,541)	(5,592)	(6,634)

Net income	$9,819	$8,739	$29,332	$38,653

Earnings per share:
Basic	$0.24	$0.21	$0.71	$1.09

Diluted	$0.21	$0.19	$0.66	$0.95

Weighted average number of common shares outstanding:
Basic	41,442	41,263	41,369	35,519

Diluted	51,179	51,066	51,072	45,256

PHOTRONICS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	October 29 2006	October 30 2005
Assets

Current assets:
Cash, cash equivalents and short-term investments of $69,899 in 2006 and $90,600 in 2005	$199,324	$286,649
Accounts receivable	84,299	70,006
Inventories	19,209	20,536
Other current assets	16,055	7,144

Total current assets	318,887	384,335

Property, plant and equipment, net	443,637	412,429
Goodwill	138,534	136,334
Investment in joint venture	64,365	—
Other intangibles, net	70,939	—
Other assets	9,321	12,631

	$1,045,683	$945,729

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$86,903	$4,813
Accounts payable	53,907	42,923
Other accrued liabilities	50,386	36,042

Total current liabilities	191,196	83,778

Long-term debt	170,288	238,949
Deferred income taxes and other liabilities	23,920	15,310
Minority interest	45,997	45,817

Shareholders’ equity	614,282	561,875

	$1,045,683	$945,729

PHOTRONICS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	October 29 2006	October 30 2005
Cash flows from operating activities:
Net income	$29,332	$38,653
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,090	86,022
Restructuring and related charges	15,639	—
Changes in assets and liabilities and other	(17,862)	17,892

Net cash provided by operating activities	116,199	142,567

Cash flows from investing activities:
Purchases of property, plant and equipment	(94,646)	(121,354)
Purchases of short-term investments	(82,582)	(94,550)
Proceeds from sales of short-term investments and other	104,962	88,629
Investment in joint venture, technology and supply agreements	(120,505)	—
Acquisition of additional interest in PK Ltd.	(8,432)	(58,248)

Net cash used in investing activities	(201,203)	(185,523)

Cash flows from financing activities:
Proceeds from (repayment of) long-term debt	11,737	(72,117)
Proceeds from issuance of common stock	1,809	170,667

Net cash provided by financing activities	13,546	98,550

Effect of exchange rate changes on cash flows	4,834	(1,845)

Net increase (decrease) in cash and cash equivalents	(66,624)	53,749
Cash and cash equivalents, beginning of period	196,049	142,300

Cash and cash equivalents, end of period	$129,425	$196,049

Supplemental disclosure of cash flow information:
Change in accrual for purchases of property, plant and equipment	$18,692	$(19,834)

PHOTRONICS, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1	Press Release dated December 5, 2006.

99.2	Slides #1 and #2 provided for conference call.